STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

March 19, 2008

Job Number	**Corporation Number**	
C20080319-2673	C25878-2004	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Merge In	20080190563-94	March 19, 2008 02:30:03 PM

Corporation Name	**Resident Agent**
CYBERMESH INTERNATIONAL CORP.	AGENCY SERVICES OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080190563-94
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/19/2008 2:30 PM
	Entity Number C25878-2004

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

Cybermesh International Corp.
Name of merging entity

Nevada — Jurisdiction
Corporation — Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

and,

Smokers Lozenge Inc.
Name of surviving entity

Nevada — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 1 2007
Revised on: 01/01/07

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

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2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Cybermesh International Corp.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Smokers Lozenge Inc.

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 2 2007
Revised on: 01/01/07

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

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(b) The plan was approved by the required consent of the owners of *:

Cybermesh International Corp.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 3 2007

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 4 2007
Revised on: 01/01/07

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

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5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article One of the Articles of Incorporation of Smokers Lozenge Inc. is hereby amended to change the name of Smokers Lozenge Inc. to Cybermesh International Corp.

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** 4/3/08

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 5 2007
Revised on: 01/01/07

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

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ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8½" x 11" blank sheet containing the required information for each additional entity.):

Cybermesh International Corp.
Name of merging entity

X [signature] | President | 3/18/2008
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Smokers Lozenge Inc.
Name of surviving entity

X [signature] | President | 3/18/2008
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger Page 6 2007
Revised on: 01/01/07

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT dated as of March 18, 2008.

BETWEEN:
CYBERMESH INTERNATIONAL CORP., a Nevada
corporation, having its registered office at 245 East Liberty Street,
Suite 200, Reno, NV 89501
(“Cybermesh”)
AND:
SMOKERS LOZENGE INC., a Nevada corporation, having its
registered office at 245 East Liberty Street, Suite 200, Reno, NV
89501
(“SLI”)

WHEREAS:

A.	Cybermesh is the wholly-owned subsidiary of SLI;

B.	The boards of directors of Cybermesh and SLI deem it advisable and in the best interests of their respective companies and shareholders that Cybermesh be merged with and into SLI, with SLI remaining as the surviving corporation under the name “Cybermesh International Corp.”;

C.	The board of directors of Cybermesh has approved the plan of merger embodied in this Agreement; and

D.	The board of directors of SLI has approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1.	THE MERGER

1.1	The Merger

           Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Cybermesh shall be merged with and into SLI in accordance with the applicable laws of the State of Nevada (the “Merger”). The separate existence of Cybermesh shall cease, and SLI shall be the surviving corporation under the name “Cybermesh International Corp.” (the “Surviving Corporation”) and shall be governed by the laws of the State of Nevada.

CW1743125.1

1.2 Effective Date

              The Merger shall become effective on the date and at the time (the “Effective Date”) that:

(a)	the Articles of Merger are accepted and declared effective by the Secretary of State of the State of Nevada; and

(b)	the requirements of the laws of the State of Nevada are satisfied.

1.3 Articles of Incorporation

              On the Effective Date, the Articles of Incorporation of SLI, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that Article 1 of the Articles of Incorporation of SLI, as the Surviving Corporation, shall be amended to state that the name of the corporation is “Cybermesh International Corp.”

1.4 Bylaws

               On the Effective Date, the Bylaws of SLI, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Bylaws of the Surviving Corporation.

1.5 Directors and Officers

              The directors and officers of SLI immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2.	CONVERSION OF SHARES

2.1	Common Stock of SLI

            Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of SLI, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.001 per share (the “Survivor Stock”).

2.2 Common Stock of Cybermesh

              Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Cybermesh, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled.

CW1743125.1

2.3 Exchange of Certificates

               Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3.	EFFECT OF THE MERGER

3.1	Rights, Privileges, etc.

               On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Cybermesh and SLI; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Cybermesh and SLI on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Cybermesh or SLI, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Cybermesh and SLI shall be preserved unimpaired, and all liens upon the property of Cybermesh or SLI shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 Further Assurances

              From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Cybermesh or SLI such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Cybermesh and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Cybermesh or SLI or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.	GENERAL

4.1	Abandonment

               Notwithstanding any approval of the Merger or this Agreement by the shareholders of Cybermesh or SLI or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written agreement of Cybermesh and SLI.

CW1743125.1

4.2 Amendment

                    At any time prior to the Effective Date, this Agreement may be amended or modified by mutual written agreement of both Cybermesh and SLI.

4.3 Governing Law

                    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

4.4 Counterparts

                    In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 Electronic Means

                    Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

CW1743125.1